UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported): August 26, 2021

TRANSCONTINENTAL REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-09240	94-6565852
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1603 LBJ Freeway, Suite 800 Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 469-522-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01	TCI	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

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Section 8 - Other Events

Item 8.01. Other Events

On August 26, 2021, Transcontinental Realty Investors, Inc. (the “Company” or “TCI”) and its wholly-owned subsidiary, Southern Properties Capital Ltd. (“SPC”), completed the sale of 600 Las Colinas, a 512,173 square foot office building in Irving, Texas, for $74.5 million, resulting in a gain of approximately $32.3 million. The Company used the proceeds from the sale to pay off the $35.9 million mortgage note payable on the property and for general corporate purposes.

SPC has three series of nonconvertible bonds that are traded on the Tel Aviv Stock Exchange (“TASE”) and is therefore subject to the filing and listing requirements of the TASE, which includes, but is not limited to, issuing financial statements prepared in accordance with International Financial Reporting Standards. On August 29, 2021, pursuant to the rules and regulations of the TASE, SPC disclosed the sale of 600 Las Colinas in an Immediate Report, a copy of which has been translated into English and attached herein as Exhibit “99.3.”

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)       Exhibits.

The following exhibit is furnished with this Report:

                    Exhibit No. Description

99.3*	English version of Immediate Report, issued August 26, 2021, by Southern Properties Capital Ltd. to the Israeli Securities Authority and The Tel Aviv Stock Exchange Ltd

_________________________

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 27, 2021

TRANSCONTINENTAL REALTY INVESTORS, INC.

	By:	/s/ Erik L. Johnson
Erik L. Johnson
Executive Vice President and
Chief Financial Officer

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EXHIBIT "99.3"

SOUTHERN
PROPERTIES CAPITAL

Southern Properties Capital Ltd
(The "Company")

August 26, 2021

To
Israel Securities Authority
www.isa.gov.co.il

To
Tel Aviv Stock Exchange Ltd.
www.tase.co.il

Subject: **Immediate Report – Reporting a Transaction the Report of which was Delayed in accordance with Article 36(B) of the Securities Regulations (Periodic and Immediate Reports), 5730-1970**

The Company is pleased to advise that on August 26, 2021, an investee company (100%) of the Company closed the sale of the property known as 600 E. Las Colinas (an office income producing property which is classified as a highly material property of the Company) for a total amount of approximately USD 74,750 thousand (hereinafter: the "**Property**" and the "**Sale Transaction**", respectively). For details about the Property, see section 1.7.10.1 of Chapter A of the 2020 Periodic Report of the Company[1].

The closing of the Sale Transaction created a cash flow surplus for the Company in the amount of approximately USD 36,108 thousand (after the repayment of the debt in the Property and the transaction expenses). Since the value of the Property in the books of the Company as of March 31, 2021 was approximately USD 87,200 thousand, the Company expects that following the closing of the Sale Transaction, it will record a loss of approximately USD 12,450 thousand in the financial statements thereof as of June 30, 2021, regardless of the financial results thereof to date.

The reason that the report was delayed: The Company elected to exercise its right entitled in Article 36(B) of the Securities Regulations (Periodic and Immediate Reports), 5730-1970, to delay the report of the transaction discussed herein since the publication thereof could have deterred the closing of said transaction or impair the terms thereof. Upon the closing of the Sale Transaction as aforesaid, there is no more reason to delay the report thereof.

Yours sincerely,

Southern Properties Capital Ltd.

By Mr. Erik L. Johnson, Chairman of the Board of Directors and the President of the Company

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[1] Published on March 27, 2021 (reference number: 2021-01-048588), the details of which are presented in this report by way of reference.

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